Exhibit 4.7

DESCRIPTION OF REGISTRANT’S SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT OF 1934

The following is a summary of the material terms of the registered securities of Compass Diversified Holdings (the “trust”) and the corresponding trusts interests of Compass Group Diversified Holdings (the “company” and, collectively with the trust, “we”, “us” and “our”). The description is based, in part, on the Second Amended and Restated Trust Agreement of the trust dated as of December 6, 2016 (as further amended, the “trust agreement”) and the fifth amended and restated operating agreement of the company dated as of December 6, 2016 (as further amended, the “LLC agreement”).

The following descriptions of the trust agreement and the LLC agreement are subject to the provisions of the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act. Certain provisions of the trust agreement and the LLC agreement are intended to be consistent with the Delaware General Corporation Law, which we refer to as the DGCL, and the powers of the company, the governance processes and the rights of the trust as the holder of the trust interests and the shareholders of the trust are generally intended to be similar in many respects to those of a typical Delaware corporation under the DGCL, with certain exceptions.

The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the trust agreement and the LLC agreement. The statements that follow are subject to, and are qualified in their entirety by, reference to all of the provisions of each of the trust agreement and the LLC agreement, which will govern your rights as a holder of the shares and the trust’s rights as a holder of trust interests. Each of our trust agreement and LLC agreement are included as exhibits to our Annual Report on Form 10-K.

General

The trust is authorized to issue shares each representing one undivided beneficial interest corresponding to one underlying trust interest in the company held by the trust. Shares of the trust may be common shares, which correspond to underlying trust common interests in the company, or preferred shares, which correspond to trust preferred interests in the company.

The trust interests, which consist of trust common interests and trust preferred interests, are one of two classes of equity interests in the company - the trust interests, of which 100% are held by the trust, and the allocation interests, of which 100% are held by Sostratus LLC.

Common Shares in the Trust

Each common share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust common interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust common interests and at all times the company will have outstanding the identical number of trust common interests as the number of outstanding common shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 500,000,000 common shares and the company is authorized to issue a corresponding number of trust common interests. All common shares and trust common interests, when they are issued, will be fully paid and nonassessable. Holders of common shares have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common shares. The rights of the holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that may be issued in the future.

Preferred Shares in the Trust

Each preferred share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust preferred interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust preferred interests and at all times the company will have outstanding the identical number of trust preferred interests as the number of outstanding preferred shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 50,000,000 preferred shares and the company is authorized to issue a corresponding number of trust preferred interests. All preferred shares and trust preferred interests, when they are issued, are and will be fully paid and nonassessable.

The company’s board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers and duties of the preferred shares offered by this prospectus, as reflected in a share designation, including:

•the right, if any, of such shares to share in the trust’s profits and losses or items thereof;
•the right, if any, of such shares to share in the trust’s distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;
•the rights of such shares upon dissolution and liquidation of the trust;
•whether, and the terms and conditions upon which, the trust may redeem such shares;
•whether such shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or periods during which, such shares will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made;
•the terms and conditions upon which such shares will be issued, evidenced by certificates and assigned or transferred;
•the method for determining the percentage interest as to such shares;
•the terms and amounts of any sinking fund provided for the purchase or redemption of such shares;
•whether there will be restrictions on the issuance of preferred shares of the same class or series or any other class or series; and
•the right, if any, of the holder of each such share to vote on trust matters, including matters relating to the relative rights, preferences and privileges of such shares.

A share designation (or any resolution of the board of directors of the company amending any share designation) will constitute an amendment to the trust agreement.

Equity Interests in the Company

The company is authorized, pursuant to action by the company’s board of directors, to issue up to 500,000,000 trust common interests in one or more series.

The company is authorized, pursuant to action by the company’s board of directors, to issue up to 50,000,000 trust preferred interests in one or more classes or series, with the terms, designations, preferences, rights, powers and duties of any such trust preferred interests reflected in a trust interest designation.

In addition to the trust common interests and trust preferred interests, which we refer to collectively as the trust interests, the company is authorized, pursuant to action by the company’s board of directors, to issue up to 1,000 allocation interests. In connection with the formation of the company, our manager acquired 100% of the allocation interests so authorized and issued. On June 27, 2013, our manager assigned its allocation interests to Sostratus LLC. All allocation interests are fully paid and nonassessable. Other than the allocation interests held by Sostratus LLC, the company is not authorized to issue any other allocation interests.

Distributions

The company, acting through its board of directors, may declare and pay distributions on the applicable interests of the company, subject to any applicable trust interest designation. Any distributions so declared will be paid on such interests in proportion to the number of such interests held by the holders thereof. The members of our manager currently have a nominal indirect equity interest in the company, which is subject to dilution if additional shares, including the common shares and preferred shares described herein, are offered in the future. The company’s board of directors may, in its sole discretion and at any time, declare and pay distributions from the cash flow available for distributions to the holders of its interests, subject to any applicable trust interest designation.

Upon receipt of any distributions declared and paid by the company, the trust will, pursuant to the terms of the trust agreement, distribute within five business days the whole amount of such distributions in cash to its applicable shareholders, in proportion to their percentage ownership of the common shares or preferred shares on the related record date. The record date for distributions by the company will be the same as the record date for corresponding distributions by the trust.

Certain members of our manager indirectly own allocation interests in the Company through their ownership of Sostratus LLC. The owner of the allocation interests in the company is sometimes referred to herein as the “Allocation Member.” Upon the occurrence of certain events, the company will pay a profit allocation to the Allocation Member, as holder of the allocation interests.

Voting and Consent Rights

General

Each outstanding share, subject to any applicable share designation, is entitled to one vote on any company matter with respect to which the trust is entitled to vote, as provided in the LLC agreement and as detailed below. Pursuant to the terms of the LLC agreement and the trust agreement, the company will act at the direction of the trust only with respect to those matters subject to vote by the holders of trust interests of the company. The company, as sponsor of the trust, will provide to the trust, for transmittal to shareholders of the trust, the appropriate form of proxy to enable shareholders of the trust to direct, in proportion to their percentage ownership of the shares, the trust’s vote with respect to the trust interests. The trust will vote its trust interests in the same proportion as the vote of holders of the shares. For purposes of this summary, the voting rights of holders of the trust interests of the company that effectively will be exercised by the shareholders of the trust by proxy will be referred to as the voting rights of the holders of the shares.

The LLC agreement provides that the holders of trust interests are entitled, at the annual meeting of members of the company, to vote for the election of all of the directors other than any director appointed by our manager, subject to any applicable trust interest designation. Because neither the trust agreement nor the LLC agreement provides for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a shareholders meeting will effectively be able to elect all the directors of the company standing for election, subject to any applicable share designation or trust interest designation.

The LLC agreement further provides that holders of allocation interests will not be entitled to any voting rights, except that holders of allocation interests will have, in accordance with the terms of the LLC agreement:

•voting or consent rights in connection with certain anti-takeover provisions, as discussed below;
•a consent right with respect to the amendment or modification of the provisions providing for distributions to the holders of allocation interests;
•a consent right to any amendment to the provision entitling the holders of allocation interests to appoint directors who will serve on the board of directors of the company;
•a consent right with respect to any amendment of the provision of the LLC agreement governing amendments thereof; and
•a consent right with respect to any amendment that would adversely affect the holders of allocation interests.

Board of Directors Appointee

As holder of the allocation interests, our Allocation Member has the right to appoint one director (or two directors if the board size is increased to nine or more directors) to the company’s board of directors. No such appointed director on the company’s board of directors will be required to stand for election by the shareholders. No such appointed director who is also a member of the company’s management will receive any compensation (other than reimbursements that are permitted for directors) or will have any special voting rights.

Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of the Shares and Our Manager

The trust agreement and the LLC agreement both provide that holders of common shares representing at least ten percent of the outstanding common shares shall have the right to directly institute a legal proceeding against the company to enforce the provisions of the LLC agreement. In addition, the trust agreement and the LLC agreement provide that holders of common shares representing at least ten percent of the outstanding common shares have the right to cause the trust to institute any legal proceeding for any remedy available to the trust, including the bringing of a derivative action in the right of the company under Section 18-1001 of the Delaware Limited Liability Company Act relating to the right to bring derivative actions. Holders of common shares will have the right to direct the time, method and place of conducting such legal proceedings brought by the trust. The Allocation Member, as holder of the allocation interests, has the right to directly institute proceedings against the company to enforce the provisions of the LLC agreement.

Acquisition Exchange and Optional Purchase

The trust agreement and the LLC agreement provide that, if at any time more than 90% of the then outstanding voting shares entitled to vote are beneficially owned by one person, who we refer to as the acquirer and which time we refer to as the control date, such acquirer has the right to cause the trust, acting at the direction of the company’s board of directors, to mandatorily exchange all shares then outstanding for an equal number of underlying trust interests, which we refer to as an acquisition exchange, and dissolve the trust. The company, as sponsor of the trust, will cause the transfer agent of the shares to mail a copy of notice of such acquisition exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such acquisition exchange, each holder of shares immediately prior to the completion of the acquisition exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.

The LLC agreement provides that, following such exchange, the acquirer shall have the right to purchase at the offer price, as defined in the LLC agreement, from the other holders of trust interests for cash all, but not less than all, of the outstanding trust interests that the acquirer does not own as of the control date. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights to which shareholders of a Delaware corporation would be entitled under Section 262 of the DGCL. The acquirer can exercise its right to effect such purchase by delivering notice to the company and the transfer agent of its election to make the purchase not less than 60 days prior to the control date. The company will cause the transfer agent to mail the notice of the purchase to the record holders of the trust interests at least 30 days prior to the control date. We refer to the date of purchase as the purchase date.

Voluntary Exchange

The trust agreement and the LLC agreement provide that in the event the company’s board of directors determines that:

•the trust or the company, or both, is, or is reasonably likely to be, treated as a corporation for United States federal income tax purposes, or
•the existence of the trust otherwise results, or is reasonably likely to result, in a material tax detriment to the trust, the holders of shares, the company or any of the members,

 the company, as sponsor of the trust, shall cause the trust to exchange all shares then outstanding for an equal number of underlying trust interests and dissolve the trust. We refer to such an exchange as a voluntary exchange. The company, as sponsor of the trust, will cause the transfer agent for the shares to mail a copy of notice of such voluntary exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such voluntary exchange, each holder of shares immediately prior to the completion of the voluntary exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.

Election by the Company

In circumstances where the trust has been dissolved, the LLC agreement provides that the company’s board of directors may, without the consent or vote of holders of trust interests, cause the company to elect to be treated as a corporation for United States federal income tax purposes only if the board receives an opinion from a nationally recognized financial adviser to the effect that the market valuation of the company is expected to be significantly lower as a result of the company continuing to be treated as a partnership for United States federal income tax purposes than if the company instead elected to be treated as a corporation for United States federal income tax purposes.

Dissolution of the Trust and the Company

The LLC agreement provides for the dissolution and winding up of the company upon the occurrence of:
•the adoption of a resolution by a majority vote of the company’s board of directors approving the dissolution, winding up and liquidation of the company and the approval of such action by the affirmative vote of the holders of a majority of the outstanding trust interests entitled to vote thereon;
•the unanimous vote of the holders of the outstanding trust interests entitled to vote to dissolve, wind up and liquidate the company;
•a judicial determination that an event has occurred that makes it not reasonably practical to carry on the business of the company in conformity with the LLC agreement as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

•the termination of the legal existence of the last remaining member of the company or the occurrence of any other event that terminates the continued membership of the last remaining member of the company, unless the company is continued without dissolution in a manner provided under the LLC agreement or the Delaware Limited Liability Company Act.

The trust agreement provides for the dissolution and winding up of the trust upon the occurrence of:

•an acquisition exchange or a voluntary exchange;
•the filing of a certificate of cancellation of the company or its failure to revive its certificate of formation within 10 days following revocation of the company’s certificate of formation;
•the entry of a decree of judicial dissolution by a court of competent jurisdiction over the company or the trust; or
•the written election of the company.

We refer to these events as dissolution events. Following the occurrence of a dissolution event with respect to the trust, each share will be mandatorily exchanged for an underlying trust interest of the company. Upon dissolution of the company in accordance with the terms of the LLC agreement, the then holders of trust interests will be entitled to share in the assets of the company legally available for distribution following payment to creditors, subject to any applicable trust interest designation, in accordance with the positive balance in such holders’ capital accounts required by the LLC agreement, including any applicable trust interest designation, after giving effect to all contributions, distributions and allocations for all periods.

Description of Series A Preferred Shares

General

On June 28, 2017, the trust executed a share designation (the “Series A Share Designation”) to designate 4,600,000 shares of the preferred shares of the trust, no par value, as the Series A Preferred Shares (“the Series A Preferred Shares”) with the powers, designations, preferences and other rights as set forth therein. On June 28, 2017, we issued 4,000,000 shares of the Series A Preferred Shares, all of which remain outstanding. The Series A Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR A.”

Distributions

Distributions on the Series A Preferred Shares are payable when, as and if declared by the board of directors of the company out of funds legally available, at a rate per annum equal to 7.250% of the $25.00 liquidation preference per share. Distributions on the Series A Preferred Shares are payable quarterly on January 30, April 30, July 30 and October 30 of each year, when, as and if declared by the board of directors of the company in its sole discretion. If any of those dates is not a business day, then distributions are payable on the next succeeding business day. Distributions on the Series A Preferred Shares are non-cumulative. Accordingly, if the board of directors of the company does not declare a distribution before the scheduled record date for any distribution period, the trust will not make a distribution in that distribution period, whether or not distributions on the Series A Preferred Shares are declared or paid for any future distribution period.

The Series A Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless distributions have been declared and paid or declared and set apart for payment on the Series A Preferred Shares for a quarterly distribution period, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust has, or may in the future, issue ranking, as to the payment of distributions, junior to the Series A Preferred Shares (together with the common shares, “Series A junior shares”)) for the remainder of that quarterly distribution period, other than distributions paid in Series A junior shares or options, warrants or rights to subscribe for or purchase Series A junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series A junior shares). However, for a subsequent distribution period, payments on Series A junior shares can be made again as long as distributions have been made on the Series A Preferred Shares for that period (even if no distributions have been made in one or more prior periods).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series A Preferred Shares without the payment of any distributions on any Series A junior shares. No distributions may be declared or paid or set apart for payment on any Series A Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series A senior shares (defined below), if any are issued.

When distributions are not paid (or duly provided for) on any distribution payment date (or, in the case of Series A parity shares (as defined below) having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period (as defined below) for the Series A Preferred Shares) in full upon the Series A Preferred Shares or any Series A parity shares, all distributions declared upon the Series A Preferred Shares and all such Series A parity shares payable on such distribution payment date (or, in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A Preferred Shares) shall be declared pro rata so that the respective amounts of such distributions shall bear the same ratio to each other as all declared and unpaid distributions per share on the Series A Preferred Shares and all unpaid distributions, including any accumulations, on all Series A parity shares payable on such distribution payment date (or in the case of Series A parity shares having distribution payment dates different from the distribution payment dates pertaining to the Series A Preferred Shares, on a distribution payment date falling within the related distribution period for the Series A Preferred Shares) bear to each other.

Ranking

The Series A Preferred Shares rank senior to the Series A junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series A Preferred Shares rank equally with any equity securities, including our other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series A parity shares”). The Series A Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series A Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series A senior shares”). The Series A Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series A Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series A senior shares or interests in the company outstanding.

Maturity

The Series A Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series A Preferred Shares prior to July 30, 2022, except under circumstances resulting in the trust or the company being treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal income tax. On or after July 30, 2022, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series A Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series A Preferred Share plus any accumulated and unpaid distributions thereon, if any, to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of the Series A Preferred Shares have no right to require the redemption of the Series A Preferred Shares.

Repurchase at the Option of Holders

If a Series A Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series A Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series A Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series A Preferred Shares pursuant to the offer described below (the “Series A Fundamental Change Offer”), out of funds received by the trust on the Series A trust preferred interests and legally available, at a price in cash of $25.25 per Series A Preferred Share, plus declared and unpaid distributions to, but excluding, the Series A Fundamental Change payment date, without payment of any undeclared distributions. If (i) a Series A Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series A Fundamental Change of either (1) a Series A Fundamental Change Offer or (2) the intention to redeem all the outstanding Series A Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series A Preferred Shares on the Series A Fundamental Change

payment date or redemption date, the distribution rate per annum on the Series A Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series A Fundamental Change. “Series A Fundamental Change” means (i) the Series A Preferred Shares cease to be listed on a U.S. national securities exchange for a period of 20 consecutive trading days or (ii) the company and the trust are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series A Preferred Shares generally have no voting rights. However, if and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Shares have not been declared and paid (a “Nonpayment”), the number of directors then constituting the board of directors of the company will be increased by two and the holders of the Series A Preferred Shares, voting together as a single class with the holders of any other series of Series A parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series A voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Shares and such other Series A voting preferred shares. When quarterly distributions have been declared and paid on the Series A Preferred Shares for four consecutive quarters following the Nonpayment, the right of the holders of the Series A Preferred Shares and any other Series A voting preferred shares to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting the board of directors of the company will be reduced accordingly. However, the right of the holders of the Series A Preferred Shares and any other Series A voting preferred shares to elect two additional directors will again vest if and whenever six additional quarterly distributions have not been declared and paid, as described above.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares and all other series of Series A voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series A Preferred Shares or other series of Series A voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares or other series of Series A voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series A Preferred Share and any other voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series A Preferred Shares or any other series of Series A voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series A Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up; provided, however, that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred shares (including the Series A Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred shares (including the Series A Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the trust (other than in the case of a voluntary exchange or acquisition exchange (as defined in the trust agreement) of preferred shares for trust preferred interests) (“Liquidation”), each holder of the Series A Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series A Preferred Shares following the satisfaction of all claims ranking senior to the Series A Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series A Preferred Share Liquidation Value”).

The capital account balance for each Series A Preferred Share was equal $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of Liquidation). The allocations of gross income to the capital account balances for the Series A Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series A Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series A Preferred Shares, the amount of the distribution paid on each such Series A Preferred Share will be deducted from the capital account balance for such Series A Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series A Preferred Shares is intended to entitle the holders of the Series A

Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series A Preferred Share to receive the Series A Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series A Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series A Preferred Shares would receive upon liquidation may be less than the Series A Preferred Share Liquidation Value.

After each holder of Series A Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series A Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

Conversion

The Series A Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series A Trust Preferred Interests

Each Series A Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series A Preferred Shares (the “Series A Preferred Trust Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series A Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series A Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series A Preferred Trust Interests, of the company that are of the corresponding class and series.

Description of Series B Preferred Shares

General

On March 13, 2018, the trust executed a share designation (the “Series B Share Designation”) to designate 4,600,000 shares of the preferred shares of the trust, no par value, as the Series B Preferred Shares (“Series B Preferred Shares”) with the powers, designations, preferences and other rights as set forth therein. On March 13, 2018, we issued 4,000,000 shares of the Series B Preferred Shares, all of which remain outstanding. The Series B Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR B.”

Distributions

Holders of Series B Preferred Shares are entitled to receive, when, as and if declared by the board of directors of the company, cumulative cash distributions on the liquidation preference of the Series B Preferred Shares at a rate equal to (i) 7.875% per annum of the liquidation preference per share for each quarterly distribution period from the original issue date of the Series B Preferred Shares to, but excluding, April 30, 2028, and (ii) the then applicable three-month LIBOR plus a spread of 4.985% per annum of the liquidation preference per share for each quarterly distribution period from April 30, 2028 through the redemption date of the Series B Preferred Shares, if any. In the event we issue additional Series B Preferred Shares, distributions on such additional shares will accrue from the original issuance date of such additional shares. Distributions on the Series B Preferred Shares accumulate daily and are cumulative from, and including, the date of original issuance. The distributions payable on any distribution payment date include distributions accumulated to, but not including, such distribution payment date. Distributions on the Series B Preferred Shares are payable quarterly, in arrears, on January 30, April 30, July 30 and October 30 of each year. Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions are payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date.

Distributions on the Series B Preferred Shares accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of distributions, (ii) we have earnings, (iii) there are funds legally available for the payment of those distributions and (iv) those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series B Preferred

Shares which may be in arrears, and holders of Series B Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above. Any distribution payment made on the Series B Preferred Shares will first be credited against the earliest accumulated but unpaid distribution due with respect to those shares.

The Series B Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless full cumulative distributions on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series B Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series B Preferred Shares (together with the common shares, “Series B junior shares”)), other than distributions paid in Series B junior shares or options, warrants or rights to subscribe for or purchase Series B junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series B junior shares).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series B Preferred Shares without the payment of any distributions on any Series B junior shares. No distributions may be declared or paid or set apart for payment on any Series B Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series B senior shares (defined below), if any are issued.

When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and our Series B parity shares (as defined below), all distributions declared upon the Series B Preferred Shares and such Series B parity shares must be declared pro rata so that the amount of distributions declared per Series B Preferred Share and such Series B parity shares will in all cases bear to each other the same ratio that accumulated distributions per share on the Series B Preferred Shares and such Series B parity shares (which will not include any accrual in respect of unpaid distributions for prior distribution periods if such other Series B parity shares do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series B Preferred Shares which may be in arrears.

Ranking

The Series B Preferred Shares rank senior to the Series B junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series B Preferred Shares rank equally with any equity securities, including our other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series B parity shares”). The Series B Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series B Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series B senior shares”). The Series B Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series B Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series B senior shares or interests in the company outstanding.

Maturity

The Series B Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series B Preferred Shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series B Preferred Shares prior to April 30, 2028, except under circumstances resulting in the trust or the company being treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal income tax. On or after April 30, 2028, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series B Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series B Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

Immediately prior to any redemption of Series B Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions to, but excluding, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series B Preferred Shares at the close of business on such distribution record date will be entitled to the distribution payable on such shares on the corresponding distribution payment date notwithstanding the redemption of such shares before such distribution payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on the Series B Preferred Shares to be redeemed.

Unless full cumulative distributions on all Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past distribution periods, no Series B Preferred Shares may be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Series B junior shares we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all Series B parity shares).

Holders of the Series B Preferred Shares have no right to require the redemption of the Series B Preferred Shares.

Repurchase at the Option of Holders

If a Series B Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series B Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series B Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series B Preferred Shares pursuant to the offer described below (the “Series B Fundamental Change Offer”), out of funds received by the trust on the Series B trust preferred interests and legally available, at a price in cash of $25.25 per Series B Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the Series B Fundamental Change payment date. If (i) a Series B Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series B Fundamental Change of either (1) a Series B Fundamental Change Offer or (2) the intention to redeem all the outstanding Series B Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series B Preferred Shares on the Series B Fundamental Change payment date or redemption date, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series B Fundamental Change. “Series B Fundamental Change” means (i) the Series B Preferred Shares cease to be listed on a U.S. national securities exchange for a period of 20 consecutive trading days or (ii) the company and the trust are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series B Preferred Shares generally have no voting rights. However, if and whenever distributions on any Series B Preferred Shares are in arrears for six or more full quarterly distribution periods (whether or not consecutive), the number of directors then constituting the board of directors of the company will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Series B parity shares upon which like voting rights have been conferred and are exercisable) and the holders of the Series B Preferred Shares, voting together as a single class with the holders of any other series of Series B parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series B voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Shares and such other Series B voting preferred shares. When all distributions accumulated on the Series B Preferred Shares for all past distribution periods and the then current distribution period have been fully paid, the right of the holders of the Series B Preferred Shares and any other Series B voting preferred shares to elect these two additional directors will cease and, unless there are other classes or series of Series B parity shares upon which like voting rights have been conferred and are exercisable, the terms of office of these two directors will terminate and the number of directors constituting the board of directors of the company will be reduced accordingly.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Shares and all other series of Series B voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series B Preferred Shares or other series of Series B voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series B Preferred Shares or other series of Series B voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series B Preferred Share and any other Series B voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series B Preferred Shares or any other series of Series B voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series B Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided,that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred shares (including the Series B Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred shares (including the Series B Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any Liquidation, each holder of the Series B Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series B Preferred Shares following the satisfaction of all claims ranking senior to the Series B Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series B Preferred Share Liquidation Value”).

The capital account balance for each Series B Preferred Share was equal $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of Liquidation). The allocations of gross income to the capital account balances for the Series B Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series B Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series B Preferred Shares, the amount of the distribution paid on each such Series B Preferred Share will be deducted from the capital account balance for such Series B Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series B Preferred Shares is intended to entitle the holders of the Series B Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series B Preferred Share to receive the Series B Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series B Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series B Preferred Shares would receive upon liquidation may be less than the Series B Preferred Share Liquidation Value.

After each holder of Series B Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series B Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

Conversion

The Series B Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series B Trust Preferred Interests

Each Series B Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series B Preferred Shares (the “Series B Preferred Trust Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series B Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series B Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series B Preferred Trust Interests, of the company that are of the corresponding class and series.

Description of Series C Preferred Shares

General

On November 20, 2019, the trust executed a share designation (the “Series C Share Designation”) to designate 4,600,000 shares of the preferred shares of the trust, no par value, as the Series C Preferred Shares (the “Series C Preferred Shares”) with the powers, designations, preferences and other rights as set forth therein. On November 20, 2019, we issued 4,000,000 shares of the Series C Preferred Shares and on December 2, 2019, we issued 600,000 shares of the Series C Preferred Shares, all of which remain outstanding. The Series C Preferred Shares are listed on the New York Stock Exchange under the symbol “CODI PR C.”

Distributions

Holders of Series C Preferred Shares are entitled to receive, when, as and if declared by the board of directors of the company, cumulative cash distributions on the liquidation preference of the Series C Preferred Shares at a rate equal to 7.875% per annum of the liquidation preference per share for each quarterly distribution period. In the event we issue additional Series C Preferred Shares after the original issue date, distributions on such additional shares will accrue from the original issuance date of such additional shares. Distributions on the Series C Preferred Shares accumulate daily and are cumulative from, and including, the date of original issuance. The distributions payable on any distribution payment date include distributions accumulated to, but not including, such distribution payment date. Distributions on the Series C Preferred Shares are payable quarterly, in arrears, on January 30, April 30, July 30, and October 30 of each year. Declared distributions are payable on the relevant distribution payment date to holders of record as they appear on our share register at the close of business, New York City time, on the January 15, April 15, July 15 and October 15, as the case may be, immediately preceding the relevant distribution payment date. These record dates apply regardless of whether a particular record date is a business day, provided that if the record date is not a business day, the declared distributions will be payable on the relevant distribution payment date to holders of record as they appear on the trust’s share register at the close of business, New York City time, on the business day immediately preceding such record date.

Distributions on the Series C Preferred Shares accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of distributions, (ii) we have earnings, (iii) there are funds legally available for the payment of those distributions and (iv) those distributions are declared. No interest, or sum in lieu of interest, is payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears, and holders of Series C Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above. Any distribution payment made on the Series C Preferred Shares will first be credited against the earliest accumulated but unpaid distribution due with respect to those shares.

The Series C Preferred Shares rank junior to the allocation interests to the extent provided in the LLC agreement, and senior to the common shares to the extent provided in the trust agreement, with respect to the payment of distributions. Unless full cumulative distributions on the Series C Preferred Shares have been or contemporaneously are declared and paid or declared and set apart for payment on the Series C Preferred Shares for all past distribution periods, no distribution may be declared or paid or set apart for payment on the common shares (or on any other shares that the trust may issue in the future ranking, as to the payment of distributions, junior to the Series C Preferred Shares (together with the common shares, “Series C junior shares”)), other than distributions paid in Series C junior shares or options, warrants or rights to subscribe for or purchase Series C junior shares, and we and our subsidiaries may not directly or indirectly repurchase, redeem or otherwise acquire for consideration common shares (or any Series C junior shares).

The board of directors of the company, or a duly authorized committee thereof, may, in its discretion, choose to cause the trust to pay distributions on the Series C Preferred Shares without the payment of any distributions on any Series C junior shares. No distributions may be declared or paid or set apart for payment on any Series C Preferred Shares if at the same time any arrears exist or default exists in the payment of distributions on any outstanding series of Series C senior shares (defined below), if any are issued.

When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and our Series C parity shares (as defined below), all distributions declared upon the Series C Preferred Shares and such Series C parity shares must be declared pro rata so that the amount of distributions declared per Series C Preferred Share and such Series C parity shares will in all cases bear to each other the same ratio that accumulated distributions per share on the Series C Preferred Shares and such Series C parity shares (which will not include any accrual in respect of unpaid distributions for prior distribution periods if such other Series C parity shares do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any distribution payment or payments on the Series C Preferred Shares which may be in arrears.

Ranking

The Series C Preferred Shares rank senior to the Series C junior shares with respect to payment of distributions and distribution of the trust’s assets upon the trust’s liquidation, dissolution or winding up. The Series C Preferred Shares rank equally with any equity securities, including our other preferred shares, that the trust may issue in the future, the terms of which provide that such securities will rank equally with the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (“Series C parity shares”). The Series C Preferred Shares rank junior to (i) all of the trust’s existing and future indebtedness, and (ii) any of the trust’s equity securities, including preferred shares, that the trust or the company may issue in the future, the terms of which provide that such securities will rank senior to the Series C Preferred Shares with respect to payment of distributions and distribution of the trust’s assets upon its liquidation, dissolution or winding up (such equity securities, “Series C senior shares”). The Series C Preferred Shares rank junior to the company’s allocation interests with respect to the payment of distributions prior to dissolution of the company, and equally with the company’s allocation interests upon liquidation, dissolution or winding up of the company or the trust; provided however that the rights allocated to the allocation interest may reduce the amount distributable to the Series C Preferred Shares upon the liquidation, dissolution or winding up of the trust. Other than the company’s allocation interests, there are no Series C senior shares or interests in the company outstanding.

Maturity

The Series C Preferred Shares do not have a maturity date, and the trust is not required to redeem or repurchase the Series C Preferred Shares. Accordingly, the Series C Preferred Shares will remain outstanding indefinitely unless the board of directors of the company decides to cause the trust to redeem or repurchase them.

Redemption

The trust may not redeem the Series C Preferred Shares prior to January 30, 2025, except under circumstances resulting in the trust or the company being treated as an association taxable as a corporation for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal income tax. On or after January 30, 2025, the board of directors of the company may cause the trust, at its option, out of funds legally available to redeem the Series C Preferred Shares, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25.00 per Series C Preferred Share plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the redemption date.

Immediately prior to any redemption of Series C Preferred Shares, we will pay, in cash, any accumulated and unpaid distributions to, but excluding, the redemption date, unless a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, in which case each holder of Series C Preferred Shares at the close of business on such distribution record date will be entitled to the distribution payable on such shares on the corresponding distribution payment date notwithstanding the redemption of such shares before such distribution payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on the Series C Preferred Shares to be redeemed.

Unless full cumulative distributions on all Series C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past distribution periods, no Series C Preferred Shares may be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Series C junior shares we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares and all Series C parity shares).

Holders of the Series C Preferred Shares have no right to require the redemption of the Series C Preferred Shares.

Repurchase at the Option of Holders

If a Series C Fundamental Change (as defined below) occurs, unless, prior to or concurrently with the time the board of directors of the company is required to cause the trust to make a Series C Fundamental Change Offer (as described below), the board of directors of the company has caused the company to previously or concurrently mail or transmit electronically a redemption notice with respect to all of the outstanding Series C Preferred Shares, the board of directors of the company will cause the trust to make an offer to purchase all of the Series C Preferred Shares pursuant to the offer described below (the “Series C Fundamental Change Offer”), out of funds received by the trust on the Series C Trust Preferred Interests and legally available, at a price in cash of $25.25 per Series C Preferred Share, plus any accumulated and unpaid distributions thereon (whether or not authorized or declared) to, but excluding, the Series C Fundamental Change Payment Date. If (i) a Series C Fundamental Change occurs and (ii) (x) we do not give notice prior to the 31st day following the Series C Fundamental Change of either (1) a Series C Fundamental Change Offer or (2) the intention to redeem all the outstanding Series C Preferred Shares or (y) we default upon our obligation to repurchase or redeem the Series C Preferred Shares on the Series C Fundamental Change Payment Date or redemption date, the distribution rate per annum on the Series C Preferred Shares will increase by 5.00%, beginning on the 31st day following such Series C Fundamental Change. “Series C Fundamental Change” means (i) the Series C Preferred Shares cease to be listed on a U.S. national securities exchange for a period of 20 consecutive trading days or (ii) the company and the trust are no longer subject to, and are not voluntarily filing the annual reports, information, documents and other reports that the company and the trust would be so required to file if so subject to, the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Voting Rights

Holders of the Series C Preferred Shares generally have no voting rights. However, if and whenever distributions on any Series C Preferred Shares are in arrears for six or more full quarterly distribution periods (whether or not consecutive), the number of directors then constituting the board of directors of the company will be increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Series C parity shares upon which like voting rights have been conferred and are exercisable) and the holders of the Series C Preferred Shares, voting together as a single class with the holders of any other series of Series C parity shares then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the “Series C voting preferred shares”), will have the right to elect these two additional directors at a meeting of the holders of the Series C Preferred Shares and such other Series C voting preferred shares. When all distributions accumulated on the Series C Preferred Shares for all past distribution periods and the then current distribution period have been fully paid, the right of the holders of the Series C Preferred Shares and any other Series C voting preferred shares to elect these two additional directors will cease and, unless there are other classes or series of Series C parity shares upon which like voting rights have been conferred and are exercisable, the terms of office of these two directors will terminate and the number of directors constituting the board of directors of the company will be reduced accordingly.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Preferred Shares and all other series of Series C voting preferred shares, acting as a single class regardless of series, at a meeting of shareholders, is required in order (i) to amend, alter or repeal any provisions of the trust agreement relating to the Series C Preferred Shares or other series of Series C voting preferred shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series C Preferred Shares or other series of Series C voting preferred shares, unless in connection with any such amendment, alteration or repeal, each Series C Preferred Share and any other Series C voting preferred share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption thereof substantially similar to those of the Series C Preferred Shares or any other series of Series C voting preferred shares, as the case may be, or (ii) to authorize, create or increase the authorized amount of, any class or series of preferred shares having rights senior to the Series C Preferred Shares with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series C voting preferred shares (including the Series C Preferred Shares for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series C voting preferred shares (including the Series C Preferred Shares for this purpose) as a class.

Amount Payable in Liquidation

Upon any Liquidation, each holder of the Series C Preferred Shares will be entitled to a payment out of the trust’s assets available for distribution to the holders of the Series C Preferred Shares following the satisfaction of all claims ranking senior to the Series C Preferred Shares. Such payment will be equal to their preferred capital account balance (the “Series C Preferred Share Liquidation Value”).

The capital account balance for each Series C Preferred Share was equal $25.00 initially and is increased each year by an allocation of gross income (excluding capital gains) recognized by us (including any gross income recognized in the year of

Liquidation). The allocations of gross income to the capital account balances for the Series C Preferred Shares in any year will not exceed the sum of the amount of distributions paid on the Series C Preferred Shares during such year. If the board of directors of the company declares a distribution on the Series C Preferred Shares, the amount of the distribution paid on each such Series C Preferred Share will be deducted from the capital account balance for such Series C Preferred Share, whether or not such capital account balance received an allocation of gross income in respect of such distribution. The allocation of gross income to the capital account balances for the Series C Preferred Shares is intended to entitle the holders of the Series C Preferred Shares to a preference over the holders of outstanding common shares upon the trust’s Liquidation, to the extent required to permit each holder of a Series C Preferred Share to receive the Series C Preferred Share Liquidation Value in respect of such share. In addition, a special allocation of gross income (from any source) in the year of Liquidation will be made if necessary so that a holder’s preferred capital account balance equals the Series C Preferred Share Liquidation Value. If, however, the trust were to have insufficient gross income to achieve this result, then the amount that a holder of Series C Preferred Shares would receive upon liquidation may be less than the Series C Preferred Share Liquidation Value.

After each holder of Series C Preferred Shares receives a payment equal to the capital account balance for such holder’s shares (even if such payment is less than the Series C Preferred Share Liquidation Value of such holder’s shares), holders will not be entitled to any further participation in any distribution of the trust’s assets.

Conversion

The Series C Preferred Shares are not convertible into common shares or any other class or series of shares or any other security.

Series C Trust Preferred Interests

Each Series C Preferred Share corresponds to one underlying trust preferred interest of the company held by the trust of the same class and series, and with corresponding rights, powers and duties, as the Series C Preferred Shares (the “Series C Preferred Trust Interests”). Unless the trust is dissolved, it must remain the holder of 100% of the company’s trust interests, including the Series C Preferred Trust Interests, and, at all times, the trust will have outstanding the identical number of common shares and preferred shares, including the Series C Preferred Shares, as the number of outstanding trust common interests and trust preferred interests, including the Series C Preferred Trust Interests, of the company that are of the corresponding class and series.

Anti-Takeover Provisions

Certain provisions of the management services agreement, the trust agreement and the LLC agreement may make it more difficult for third parties to acquire control of the trust and the company by various means. These provisions could deprive the shareholders of the trust of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•protect our manager and its economic interests in the company;
•protect the position of our manager and its rights to manage the business and affairs of the company under the management services agreement;
•enhance the likelihood of continuity and stability in the composition of the company’s board of directors and in the policies formulated by the company’s board of directors;
•discourage certain types of transactions which may involve an actual or threatened change in control of the trust and the company;
•discourage certain tactics that may be used in proxy fights;
•encourage persons seeking to acquire control of the trust and the company to consult first with the company’s board of directors to negotiate the terms of any proposed business combination or offer; and
•reduce the vulnerability of the trust and the company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to shareholders of the trust.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of the company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by the company in certain limited circumstances.

Furthermore, our manager has the right to resign and terminate the management services agreement upon 180 days’ notice. Upon the termination of the management services agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement will resign their respective position with the company and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any appointed director may continue serving on the company’s board of directors subject to our Allocation Member’s continued ownership of the allocation interests.

If we terminate the management services agreement, the company and the trust will agree, and the company will agree to cause its businesses, to cease using the term “Compass,” including any trademarks based on the name of the company and trust owned by our manager, entirely in their businesses and operations within 180 days of such termination. This agreement would require the trust, the company and its businesses to change their names to remove any reference to the term “Compass” or any trademarks owned by our manager.

Anti-Takeover Provisions in the Trust Agreement and the LLC Agreement

A number of provisions of the trust agreement and the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the trust and the company. The trust agreement and the LLC agreement prohibit the merger or consolidation of the trust and the company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of the trust’s or the company’s property or assets unless, in each case, the company’s board of directors adopts a resolution by a majority vote approving such action and unless (i) in the case of the company, such action is approved by the affirmative vote of the holders of a majority of each of the outstanding trust interests and allocation interests entitled to vote thereon or (ii) in the case of the trust, such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

In addition, the trust agreement and the LLC agreement each contain provisions based on Section 203 of the DGCL which prohibit the company and the trust from engaging in a business combination with an interested shareholder unless (i) in the case of the company, such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding trust interests and allocation interests entitled to vote thereon ,or (ii) in the case of the trust, such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares entitled to vote thereon, in each case, excluding shares or trust interests, as the case may be, held by the interested shareholder or any affiliate or associate of the interested shareholder.

Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the LLC agreement authorizes the company’s board of directors to fill vacancies. This provision could prevent a shareholder of the trust from effectively obtaining an indirect majority representation on the company’s board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of 85% of the outstanding trust interests entitled to vote thereon that so elected or appointed such director. An appointed director may only be removed by the Allocation Member, as holder of the allocation interests.

The trust agreement does not permit holders of the shares to act by written consent. Instead, shareholders may only take action via proxy, which, when the action relates to the trust’s exercise of its rights as a member of the company, may be presented at a duly called annual or special meeting of members of the company and will constitute the vote of the trust. For so long as the trust remains the sole owner of the trust interests, the trust will act as a member of the company by written consent, including to vote its trust interests in a manner that reflects the vote by proxy of the holders of the shares. Furthermore, the trust agreement and the LLC agreement provide that special meetings may only be called by the chairman of the company’s board of directors or by resolution adopted by the company’s board of directors.

The trust agreement and the LLC agreement also provide that members, or holders of shares, subject to any applicable share designation or trust interest designation, seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members of the company, must provide notice thereof in writing to the company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of members or as otherwise required by requirements of the Exchange Act. In addition, the member or holder of shares furnishing such notice must be a member or shareholder, as the case may be, of record on both (i) the date of delivering such notice and (ii) the record date for the determination of members or shareholders, as the case may be, entitled to vote at such meeting. The trust agreement and the LLC agreement specify certain requirements as to the form and content of a member’s or shareholder’s notice, as the case may be. These provisions may preclude members or holders of shares from bringing matters before members or holders of shares at an annual meeting or from making nominations for directors at an annual or special meeting of members.

The company’s board of directors is divided into three classes serving staggered three-year terms, which effectively requires at least two election cycles for a majority of the company’s board of directors to be replaced. In addition, the Allocation Member has certain rights with respect to appointing one or more directors, as discussed above.

Authorized but unissued shares are available for future issuance, without approval of the shareholders of the trust. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for employees of the company or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of the trust by means of a proxy contest, tender offer, merger or otherwise.

In addition, the company’s board of directors has broad authority to amend the trust agreement and the LLC agreement, as discussed below. The company’s board of directors could, in the future, choose to amend the trust agreement or the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amendment of the LLC Agreement

The LLC agreement (including the distribution provisions thereof) may be amended only by a majority vote of the board of directors of the company, except that amending the following provisions requires an affirmative vote of at least a majority of the outstanding trust interests entitled to vote thereon:

•the purpose or powers of the company;
•the authorization of an increase in trust interests;
•the distribution rights of the trust interests;
•the provisions regarding the right to acquire trust interests after an acquisition exchange described above;
•the right of holders of shares to enforce the LLC agreement or to institute any legal proceeding for any remedy available to the trust;
•the hiring of a replacement manager following the termination of the management services agreement;
•the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s assets and certain other business combinations or transactions;
•the right of holders of trust interests to vote on the dissolution, winding up and liquidation of the company; and
•the provision of the LLC agreement governing amendments thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding trust interests, adopt any trust interest designation setting forth the terms of the trust preferred interests to be issued, which will amend the LLC agreement, and the board of directors, without the vote of any outstanding trust interests, may otherwise amend the LLC agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of trust preferred interests.

In addition, the Allocation Member, as holder of the allocation interests, will have the rights specified above under “- Voting and Consent Rights.”

Amendment of the Trust Agreement

The trust agreement may be amended, revised, supplemented or otherwise modified, and provisions of the trust agreement waived by the company, as sponsor of the trust, and the regular trustees acting at the company’s direction. However, the company may not, without the affirmative vote of a majority of the outstanding shares entitled to vote thereon, enter into or consent to any modification or waiver of the provisions of the trust agreement that would:

•cause the trust to fail or cease to qualify for the exemption from the status of an “investment company” under the Investment Company Act;
•cause the trust to issue a class of common equity securities other than the common shares (as described above under “- Common Shares in the Trust”), or issue any debt securities or any derivative securities or amend the provision of the trust agreement prohibiting any such issuances;
•affect the exclusive and absolute right of our shareholders entitled to vote to direct the voting of the trust, as a member of the company, with respect to all matters reserved for the vote of members of the company pursuant to the LLC agreement;

•effect the merger or consolidation of the trust, the sale, lease or exchange of all or substantially all of the trust’s property or assets and certain other business combinations or transactions;
•amend the distribution rights of the shares;
•increase the number of authorized shares; or
•amend the provisions of the trust agreement governing the amendment thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding shares, adopt any share designation setting forth the terms of the preferred shares to be issued, which will amend the trust agreement, and the board of directors, without the vote of any outstanding shares, may otherwise amend the trust agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of preferred shares.

Trustees

Messrs. Elias J. Sabo and Ryan J. Faulkingham currently serve as the regular trustees of the trust, and BNY Mellon Trust of Delaware currently serves as the Delaware trustee of the trust.

Transfer Agent and Registrar

The transfer agent and registrar for the shares and the trust interests is Broadridge Corporate Issuer Solutions, Inc.

Our common shares are listed on the New York Stock Exchange under the symbol “CODI.” Our 7.250% Series A Preferred Shares, the 7.875 % Series B Fixed-to-Floating Rate Cumulative Preferred Shares and 7.875% Series C Cumulative Preferred Shares are listed on the New York Stock Exchange under the symbols “CODI PR A,” “CODI PR B” and “CODI PR C”, respectively.